**Amendment**
**to the**
**INVESTMENT ADVISORY AGREEMENT**
Dated November 27, 2015
between
American Independence Funds Trust
and
Manifold Fund Advisors, LLC (formerly RiskX Investments, LLC)

Effective June 1, 2017, RiskX Investments, LLC, the Adviser to the American Independence Funds, will be known as Manifold Fund Advisors, LLC.

Additionally, Schedule A of the Investment Advisory Agreement is amended as attached.

The undersigned hereby execute this Amendment to the Investment Advisory Agreement dated November 27, 2015, and executed between American Independence Funds Trust and Manifold Fund Advisors, LLC, to be effective as of June 1, 2017.

American Independence Funds Trust

By: [signature]

Name: Darlene T. DeRemer

Title: President

Manifold Fund Advisors, LLC

By: [signature]

Name: Robert Rokose

Title: Head of Fund Services

**Amended Schedule A**
**to the**
**INVESTMENT ADVISORY AGREEMENT**
Dated November 27, 2015
between
American Independence Funds Trust
and
Manifold Fund Advisors, LLC (formerly RiskX Investments, LLC)

Pursuant to Section 4, the Trust, on behalf of each Fund listed below, shall pay the Adviser compensation at the following annual rates on the average net assets of such Fund:

| **Fund** | **Annual Rate** |
|---|---|
| AI Large Cap Growth Fund | 1.00% |
| American Independence JAForlines Global Tactical Allocation Fund | 0.75% |
| AI International Fund | 0.81% |
| American Independence Kansas Tax-Exempt Bond Fund | 0.30% |
| American Independence Carret Core Plus Fund | 0.40% |
| American Independence U.S. Inflation-Protected Fund | 0.40% |
| American Independence Hillcrest Small Cap Value Fund | 1.00% |

Amended: June 1, 2017